UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2009

Date of earliest event reported

NetSuite Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100, San Mateo, California 94403-2511

(Address of Principal Executive Offices)

(650) 627-1000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, NetSuite Inc. (the “Company”) issued a press release announcing the appointment on March 27, 2009 of Catherine R. Kinney to its board of directors (the “Board”) effective immediately. Mrs. Kinney will serve as a member of the Company’s Audit Committee and as a member and chairperson of the Company’s Nominating and Governance Committee. The Company is now in compliance with Section 303A.07(a) of the NYSE Listed Company Manual, which requires three directors to serve on the Company’s Audit Committee. As a new non-employee director, Mrs. Kinney received an option to purchase 30,000 shares of the Company’s Common Stock on her first date of service as a director.

Mrs. Kinney was previously the President and Co-Chief Operating Officer of the New York Stock Exchange from 2002 to 2007 and most recently was Group Executive Vice President and Head of Global Listings, Marketing and Branding at NYSE Euronext from 2007 to 2009.

A copy of the press release announcing Mrs. Kinney’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of NetSuite Inc. issued March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2009

NETSUITE INC.

By:	/s/ DOUGLAS P. SOLOMON
Douglas P. Solomon
SVP, General Counsel and Secretary